Exhibit 99.1

Palladyne AI Reports First Quarter 2026 Results

First full quarter as a vertically integrated defense and industrial AI company; revenue increased 107% year-over-year to $3.5 million

Backlog of approximately $17 million as of March 31, 2026, net of revenue recognized, reflects approximately $7 million in new contract awards during the quarter

Reiterates full-year 2026 revenue guidance of $24 million to $27 million (357% - 415% growth); expects sequential revenue growth each quarter with ramp accelerating in the second half of the year

SALT LAKE CITY – May 5, 2026 – Palladyne AI Corp. (NASDAQ: PDYN and PDYNW) (“Palladyne AI” or “the Company”), a U.S.-based defense and industrial technology company delivering embodied AI-powered collaborative autonomy solutions, advanced avionics, precision-manufactured components, UAVs, and advanced aerospace engineering services, today announced financial results for the first quarter ended March 31, 2026.

Ben Wolff, President and Chief Executive Officer of Palladyne AI, commented:

“Q1 was our first full quarter as a vertically integrated defense and industrial AI company. Revenue increased 107% year-over-year to $3.5 million, and the quarter saw broad-based activity across defense programs, commercial deployment and intellectual property development. That activity is reflected in our backlog, which grew to approximately $17 million as of March 31, and we remain on track to achieve our 2026 revenue guidance of $24 million to $27 million.

“The Department of War is committing historic resources to autonomous systems, collaborative swarming, counter-UAS, long-range precision fires and missile defense, and Palladyne AI is actively pursuing opportunities across those programs. We are executing on multiple fronts simultaneously with contracted backlog, deployed product and published intellectual property that together reflect the progress we are making and the category we are defining.”

First Quarter 2026 Strategic and Operational Highlights

Defense, Space and Autonomy

•
Demonstrated collaborative autonomous swarming among the Gremlin-X (formerly Project Banshee) platform utilizing IntelliSwarm and multiple Red Cat (NASDAQ: RCAT) platforms operating with SwarmOS;

Exhibit 99.1

•
Progressed development of new BRAIN flight computer variants; received follow-on orders from an existing defense prime customer for the commercialized X2 variant for approximately $500,000;
•
Expanded the Draganfly partnership, successfully testing SwarmOS across Draganfly’s defined mission-ready drone components and validated the system through completion of a successful flight simulation;
•
Expanded into the space domain through the Air Force Research Lab (AFRL) HANGTIME award, deploying SwarmOS as the foundational technology to coordinate autonomous systems across satellite, aerial and ground domains, marking the first planned integration of Palladyne's collaborative autonomy platform with space-based assets;
•
Secured a contract with Portal Space Systems, through GuideTech, to support development of next-generation maneuverable spacecraft platforms, providing navigation, guidance, spacecraft modeling, embedded software and avionics support across civil, defense and commercial applications;
•
Secured a contract with a major U.S. defense prime contractor, through Palladyne Defense, to deliver a mission-critical propulsion subsystem for an existing U.S. missile system program, expected to contribute nearly $1 million in 2026 revenue.

Commercial and Industrial

•
Hired Matt Muta as President of Commercial and Industrial to focus on capturing commercial opportunities;
•
Initiated active deployment of Palladyne IQ 2.0 with the Company’s first commercial customer, with the initial robot systems integration underway;
•
Continued advancing the IQ 2.0 pipeline and product roadmap to support expanded use cases and customer deployments.

Thought Leadership and Intellectual Property

•
Published “Cloud AI Thinks. Edge Autonomy Acts.,” introducing the Decentralized Embodied Collaborative Autonomy (DECA) framework and establishing the biological and architectural case for edge-native AI as a distinct platform class;
•
Published “From Remote Control to Collaborative Swarm Intelligence,” applying the SAE automotive autonomy framework to drone swarming and establishing

Exhibit 99.1

Oracle-Class Wolf Pack Swarming as the highest level of collaborative autonomous capability – where SwarmOS operates;
•
Strengthened intellectual property portfolio through a new patent issuance supporting advanced swarming and decentralized autonomy architectures, and filed two new patent applications related to Palladyne AI’s AI software products and technologies.

First Quarter 2026 Financial Highlights (vs. first quarter 2025)

•
Revenue increased 107% to $3.5 million compared to $1.7 million;
•
Operating loss of ($11.9) million compared to ($6.9) million, reflecting a full quarter of operating expenses from the businesses acquired in November 2025 and continued investment across defense and commercial programs;
•
GAAP net loss and basic and diluted loss per share (EPS) of ($12.6) million and ($0.28), respectively, compared to GAAP net income and diluted EPS of $22.8 million and $0.64, respectively, in the prior year period
•
First quarter 2026 included a $1.0 million non-cash loss for warrant liabilities, while the first quarter 2025 included a $29.2 million non-cash gain on warrant liabilities;
•
Non-GAAP net loss and basic and diluted EPS of ($10.2) million and ($0.23), compared to ($5.3) million and ($0.15) in the prior year period, respectively;
•
Cash, cash equivalents and marketable securities totaled $43.7 million as of March 31, 2026, compared to $47.1 million as of December 31, 2025; and
•
Backlog as of March 31, 2026, was approximately $17 million, reflecting approximately $7 million in new contract awards during the quarter, net of revenue recognized.

2026 Outlook

Palladyne AI reiterates its full-year 2026 revenue guidance of $24 million to $27 million, representing expected year-over-year growth of approximately 357% to 415% compared to 2025 revenue of $5.2 million. The Company expects revenue to be back-end weighted, with Q2 directionally above Q1 and growth accelerating through the second half as backlog converts, new contracts are awarded and performed, and commercial deployments expand.

Backlog of approximately $17 million as of March 31, 2026, reflects continued contract momentum during the quarter. Palladyne AI expects a majority of this backlog to be recognized as revenue over the next 12-18 months.

Exhibit 99.1

Palladyne AI continues to expect consolidated quarterly operating cash usage of approximately $8 million to $9 million, on average, for the full year 2026. First-quarter cash usage was modestly above this range, primarily reflecting lower-than-planned government revenue from the government shutdown and working capital investment associated with production activity. The Company expects cash usage to trend toward and within the guided range as revenue and margins ramp through the year.

Based on its liquidity position and expected backlog conversion, management believes it is well-positioned to execute its 2026 plan.

Conference Call

Palladyne AI will host a conference call today, at 8:00 a.m. Eastern Time to discuss its financial and operational results, strategy and future opportunities.

Dial-in and Webcast Information

Date/Time: Tuesday, May 5, 2026, at 8:00 a.m. Eastern Time

Toll-Free (North America): 1-877-407-0789

Toll/International: 1-201-689-8562

Conference Call ID: 13760295

Webcast Link: https://viavid.webcasts.com/starthere.jsp?ei=1761117&tp_key=ab1192283a

Call me™: Participants can use the Guest dial-in #s above and be answered by an operator, or click the Call me™ link for instant telephone access to the event. Call me™ link will be made active 15 minutes prior to the scheduled start time. https://callme.viavid.com/viavid/?callme=true&passcode=13757186&h=true&info=company&r=true&B=6

Replay Information

Toll-Free (North America) 1-844-512-2921

Toll/International: 1-412-317-6671

Conference Call ID: 13760295

Expiration: Tuesday, May 19, 2026, at 11:59 p.m. Eastern Time

###

About Palladyne AI

Palladyne AI is a U.S.-based technology company developing patented embodied artificial intelligence, collaborative autonomy solutions, advanced avionics, autonomous systems, advanced UAV engineering services, and precision-manufactured components for defense and industrial markets. Palladyne AI delivers secure, American-developed

Exhibit 99.1

and operated platforms designed to meet the stringent requirements of U.S. government and public-sector customers, including data sovereignty, security, and compliance.

Palladyne AI’s embodied AI is designed to operate in complex, contested, and high-risk environments, enabling distributed tasking, human-on-the-loop decision-making, degraded-communications resilience, and multi-domain coordination. Its platform-agnostic autonomy stack combines real-time sensor fusion, adaptive AI models, and edge-native orchestration - without vendor lock-in - to support autonomous and collaborative systems across air, ground, maritime, and industrial domains where performance, resilience, and trust are paramount. For more information about Palladyne AI, including GuideTech and Palladyne Defense, please visit www.palladyneai.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding 2026 expected financial performance, including expected timing and amount of revenue; the amount and timing of backlog realization; the benefits of its AI software and other products and the markets for its products and services; cash usage; the pursuit of opportunities across U.S. government programs; the award and timing of new contracts and commercial deployments; and its ability to execute on its 2026 plan. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Palladyne AI’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Palladyne AI is not under any obligation and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Palladyne AI has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking

Exhibit 99.1

Statements,” for a description of risks facing Palladyne AI and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Palladyne AI with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Palladyne AI Investor Contact:

Brian S. Siegel, IRC®, M.B.A.

Senior Managing Director

Hayden IR - Chicago

(346) 396-8696 (o)

brian@haydenir.com

IR@palladyneai.com

Palladyne AI Press Contact:

Heath Meyer

(858) 768-1527

PR@palladyneai.com

Exhibit 99.1

PALLADYNE AI CORP.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share data)

	As of
	March 31, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$17,854	$18,219
Marketable securities	25,824	28,836
Accounts receivable	1,593	1,055
Unbilled receivables	2,617	2,455
Inventories	989	339
Prepaid expenses and other current assets	1,472	1,653
Total current assets	50,349	52,557
Property and equipment, net	8,544	8,889
Intangible assets, net	10,075	10,430
Goodwill	14,731	14,731
Operating lease assets	8,419	8,645
Other non-current assets	434	460
Total assets	$92,552	$95,712
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,060	$1,058
Accrued liabilities	4,273	3,550
Current operating lease liabilities	1,084	1,058
Total current liabilities	6,417	5,666
Warrant liabilities	3,817	2,772
Operating lease liabilities	9,446	9,725
Other non-current liabilities	2,957	2,874
Total liabilities	22,637	21,037
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 165,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 47,244,225 and 46,117,164 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	5	5
Additional paid-in capital	563,311	555,451
Accumulated other comprehensive (loss) income	(1)	11
Accumulated deficit	(493,400)	(480,792)
Total stockholders’ equity	69,915	74,675
Total liabilities and stockholders’ equity	$92,552	$95,712

Exhibit 99.1

PALLADYNE AI CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue, net	$3,538	$1,710
Operating expenses:
Cost of revenue (exclusive of items shown separately below)	2,473	353
Research and development	3,905	2,870
General and administrative	6,877	4,199
Sales and marketing	1,847	1,219
Intangible amortization expense	355	—
Total operating expenses	15,457	8,641
Loss from operations	(11,919)	(6,931)
Interest income, net	325	442
(Loss) gain on warrant liabilities	(1,046)	29,248
Other income, net	32	—
(Loss) income before income tax expense	(12,608)	22,759
Income tax expense	—	—
Net (loss) income	$(12,608)	$22,759
Net (loss) income per share
Basic	$(0.28)	$0.64
Diluted	$(0.28)	$0.55
Weighted-average shares used in computing net (loss) income per share
Basic	45,070,479	35,345,672
Diluted	45,070,479	41,067,950

Exhibit 99.1

PALLADYNE AI CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(12,608)	$22,759
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Stock-based compensation	1,239	1,149
Depreciation of property and equipment	358	223
Amortization of intangible assets	355	—
Change in fair value of warrant liabilities	1,046	(29,248)
Change in fair value of contingent consideration	146	—
Amortization of investment discount	(239)	(255)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(538)	(26)
Unbilled receivable	(163)	(592)
Inventories	(650)	(2)
Prepaid expenses and other current assets	181	(342)
Operating lease assets & other non-current assets	251	355
Accounts payable	(83)	(162)
Accrued liabilities and current operating lease liabilities	744	(1,135)
Operating lease liabilities	(278)	(240)
Net cash used in operating activities	(10,239)	(7,516)
Cash flows from investing activities:
Purchases of property and equipment	(27)	(93)
Proceeds from sale of property and equipment	100	—
Purchases of marketable securities	(16,760)	(27,452)
Maturities of marketable securities	20,000	—
Net cash provided by (used in) investing activities	3,313	(27,545)
Cash flows from financing activities:
Proceeds from exercise of stock options	91	—
Payment of obligations under finance leases	(37)	—
Payment of debt obligations	(23)	—
Proceeds from issuance of common stock	6,530	13,983
Payment of transaction costs related to issuance of common stock	—	(50)
Net cash provided by financing activities	6,561	13,933
Net decrease in cash and cash equivalents	(365)	(21,128)
Cash and cash equivalents at beginning of period	18,219	31,188
Cash and cash equivalents at end of period	$17,854	$10,060
Supplemental disclosure of cash flow information:
Cash paid for interest	$60	$—
Supplemental disclosure of non-cash activities:
Purchases of property and equipment included in accounts payable at period-end	$85	$—

Exhibit 99.1

PALLADYNE AI CORP.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this release non-GAAP net income (loss) and non-GAAP net income (loss) per share (non-GAAP EPS), each of which are non-GAAP financial measures. Non-GAAP net income (loss) and non-GAAP EPS are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

We define non-GAAP net income (loss) as our GAAP measures of net income (loss) excluding the impacts of stock-based compensation expense, gain or loss on change in fair value of warrant liabilities, expenses related to business combinations and other non-recurring or non-operating expenses. We define non-GAAP EPS as non-GAAP net income (loss) divided by weighted average outstanding shares.

The most directly comparable GAAP measures to non-GAAP net income (loss) and non-GAAP EPS are net income (loss) and EPS, respectively. We believe excluding the impact of the previously listed items in calculating non-GAAP net income (loss) and non-GAAP EPS can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor, and have presented in this release, non-GAAP net income (loss) and non-GAAP (EPS) because they are each a key measure used by our management and board of directors to understand and evaluate our operating performance and to establish budgets. We believe non-GAAP net income (loss) and non-GAAP EPS help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net income (loss) but not in non-GAAP net income (loss). Accordingly, we believe non-GAAP net income (loss) and non-GAAP (EPS) provide useful information to investors, analysts and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.

Non-GAAP net income (loss) and non-GAAP (EPS) are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of non-GAAP net income (loss) and non-GAAP EPS rather than net income (loss) and EPS, which is for each the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of non-GAAP net income (loss) and non-GAAP EPSmay differ from the expenses and other items, if any, that other companies may exclude from non-GAAP net income (loss) and non-GAAP EPS when they report their operating results, limiting the usefulness of non-GAAP net income (loss) and non-GAAP EPS for comparative purposes.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of non-GAAP net income (loss) and non-GAAP EPS as tools for comparison.

The following table reconciles non-GAAP net income (loss) to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands, except share and per share data):

Exhibit 99.1

	Three Months Ended March 31,
	2026	2025
Net (loss) income	$(12,608)	$22,759
Non-GAAP adjustments:
Stock-based compensation expense	1,239	1,149
Loss (gain) on warrant liabilities	1,046	(29,248)
Loss on contingent consideration liability	146	—
Non-GAAP net loss	$(10,177)	$(5,340)
Net (loss) income per share
Basic	$(0.28)	$0.64
Diluted	$(0.28)	$0.55
Non-GAAP net loss per share
Basic	$(0.23)	$(0.15)
Diluted	$(0.23)	$(0.15)
Weighted-average shares used in computing net loss per share
Basic	45,070,479	35,345,672
Diluted	45,070,479	41,067,950